Sunosi® (solriamfetol) Investor Update June 28, 2022

Forward Looking Statements & Safe Harbor Certain matters discussed in this presentation are "forward-looking statements". We may, in some cases, use terms such as "predicts," "believes," "potential," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. In particular, the Company's statements regarding trends and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the continued commercial success of our Sunosi® product and the success of our efforts to obtain any additional indication(s) with respect to Sunosi®; the success, timing and cost of our ongoing clinical trials and anticipated clinical trials for our current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including our ability to fully fund our disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses and receipt of interim results, which are not necessarily indicative of the final results of our ongoing clinical trials, and the number or type of studies or nature of results necessary to support the filing of a new drug application ("NDA") for any of our current product candidates; our ability to fund additional clinical trials to continue the advancement of our product candidates; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration ("FDA") or other regulatory authority approval of, or other action with respect to, our product candidates (including, but not limited to, whether potential filing issues or issues identified by FDA during the substantive review may impact the potential approvability of the Company's NDA submission for AXS-05 in MDD or the timing of such approval; whether issues identified by FDA in the complete response letter may impact the potential approvability of the Company's NDA for AXS-07 for the acute treatment of migraine in adults with or without aura, pursuant to our special protocol assessment for the MOMENTUM clinical trial; the potential for the ASCEND clinical trial, combined with the GEMINI clinical trial results, to provide a basis for approval of AXS-05 for the treatment of major depressive disorder and accelerate its development timeline and commercial path to patients); the Company's ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company's research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company's product candidates, if approved; the Company's anticipated capital requirements, including the amount of capital required for the continued commercialization of Sunosi and for the Company's commercial launch of its product candidates, and the potential impact on the Company's anticipated cash runway; unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19; and other factors, including general economic conditions and regulatory developments, not within the Company's control. The factors discussed herein could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this presentation and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Neither we nor any other person makes any representation as to the accuracy or completeness of such data or undertakes any obligation to update such data after the date of this presentation. In addition, these projections, assumptions and estimates are necessarily subject to a high degree of uncertainty and risk. The financial information referenced herein is also subject to the Company filing on a Form 8-K with the SEC the financial statements and pro forma financial information required by Item 2.01 and Item 9.01 of the Form 8-K, as soon as practicable within the time period allowed by the SEC.

Sunosi® Investor Update Topic Presenter Introduction Mark Jacobson Chief Operating Officer Welcome Herriot Tabuteau, MD Chief Executive Officer Excessive Daytime Sleepiness in Narcolepsy Dr. Richard Bogan, MD, FCCP Associate Clinical Professor at the University of South Carolina School of Medicine and Medical University of South Carolina Excessive Daytime Sleepiness in Obstructive Sleep Apnea Dr. Andrew Krystal, MD Professor of Psychiatry at UCSF Weill Institute for Neurosciences Overview of Attention Deficit Hyperactivity Disorder Dr. Stephen Faraone, PhD Distinguished Professor and Vice Chair for Research at Norton College of Medicine at SUNY Upstate Medical University Ongoing and Planned Clinical Development of Solriamfetol Dr. Amanda Jones, PharmD Senior Vice President, Clinical Development Q&A Dr. Richard Bogan, Dr. Andrew Krystal, Dr. Stephen Faraone Commercial Update Lori Englebert, MBA Executive Vice President, Commercial and Business Development Financial Update Nick Pizzie, MBA Chief Financial Officer Axsome Q&A Axsome Presenters

Herriot Tabuteau, MD Chief Executive Officer Opening Remarks

Sunosi® Investor Update Introduction Sunosi® is the first and only dual-acting dopamine and norepinephrine reuptake inhibitor (DNRI) approved by the FDA to treat EDS in narcolepsy or OSA Synergistic with the rest of Axsome’s late-stage psychiatry and neurology pipeline Strong efficacy profile in current indication Axsome intends to develop Sunosi for new indication: ADHD Phase 3 trial initiation planned in 2022 35 issued U.S. patents with expiries at least to 2037-2040; more than 10 pending U.S. applications

Robust, Late-Stage Neuroscience Pipeline

axsome

Product Candidate	MOA	Phase 1	Phase 2	Phase 3	NDA	Approved
SUNOSI (solriamfetol)	Dual-acting dopamine and norepinephrine reuptake inhibitor (DNRI)					Excessive daytime sleepiness (EDS) associated with narcolepsy or obstructive sleep apnea (OSA)
AXS-05	NMDA receptor antagonist with multimodal activity				**Major Depressive Disorder:** Breakthrough Therapy Designation & Priority Review	
				Alzheimer's Disease Agitation: Breakthrough Therapy Designation		
			Smoking Cessation			
AXS-07	MoSEIC™ COX-2 pref. inhibitor + 5-$HT_{1B/1D}$ agonist				**Migraine**	
AXS-12	Highly selective NE reuptake inhibitor			**Cataplexy in Narcolepsy:** Orphan Drug Designation		
AXS-14	Highly selective NE reuptake inhibitor			**Fibromyalgia**		
Solriamfetol	Dual-acting dopamine and norepinephrine reuptake inhibitor (DNRI)		**Attention deficit hyperactivity disorder (ADHD)**			

The investigational candidates listed are not approved by the FDA and safety and effectiveness have not been established

Abbreviations: MOA = Mechanism of Action; NE = Norepinephrine.

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Richard Bogan, MD, FCCP Principal, Bogan Sleep Consultants Associate Clinical Professor University of South Carolina School of Medicine and Medical University of South Carolina Excessive Daytime Sleepiness in Narcolepsy

Narcolepsy Overview Narcolepsy is a chronic, debilitating, neurologic condition characterized by: Excessive daytime sleepiness (EDS) Cataplexy: a sudden reduction or loss of muscle tone triggered by strong emotions Disturbed nocturnal sleep Sleep paralysis Hypnagogic / hypnopompic hallucinations (sleep onset or upon awakening) Patients with narcolepsy have irregular sleep-wake transitions, with sleep intruding into waking states and wakefulness intruding into sleep states Narcolepsy (type I) is caused by a loss of hypocretin neurons, leading to dysregulation of sleep and wakefulness, resulting in substantial sleepiness Wakefulness Reduced: Excessive daytime sleepiness Cortex Hypothalamus Amygdala Locus coeruleus (norepinephrine) Spinal cord Muscle tone Reduced: Cataplexy Hypocretin/orexin neurons (lost in narcolepsy) Neuron Projections Norepinephrine Hypocretin/orexin Amygdala inhibitory Szabo ST, et al. Sleep Medicine Reviews. 2019; 43: 23-36

Narcolepsy Prevalence Estimated that between 135,000 to 200,000 people in US have narcolepsy1-4 Widely recognized to be underdiagnosed1-4 ~80% of diagnosed patients receiving treatment3,5 1. National Institute of Neurologic Disorders and Stroke. Narcolepsy Fact Sheet. NIH Publication No. 17-1637. 2. Acquavella J et al. J Clin Sleep Med. 2020; 16.1255 1263. 3. Narcolepsy Network. Narcolepsy Fast Facts. Accessed June 2022. 4. SHA Claims Data Jul 2010 to Mar 2015. 5. Data on File Narcolepsy Prevalence and Treatment1-4 ~165,000 ~65,000 ~52,000 Thousands

EDS in Narcolepsy

- Excessive daytime sleepiness is the most common symptom in narcolepsy

Symptom	Prevalence	Description
EDS[1,2]	100%	• Often most debilitating symptom • Patients unable to stay alert and awake during day • Sleep attacks cause an uncontrollable urge to sleep • Negatively influences school and work performance and increases risk of accidents
Cataplexy[1,2]	~70%	• Sudden loss of muscle tone • Triggered by strong emotions (e.g., laughter)
Disrupted Nighttime Sleep[3,4]	95%	• Poor sleep quality, frequent nocturnal arousals, and fragmented sleep • Patients can experience 9.3x more awakenings than healthy individuals
Hypnagogic / Hypnopompic Hallucinations[1,5,6]	33%	• Hallucinations at the transition from wake to sleep or from sleep to wake • May represent an inappropriate expression of REM sleep
Sleep Paralysis[1,7]	50%	• Brief muscle atonia while falling asleep or waking • Accompanied by vivid hallucinations

1. American Academy of Sleep Medicine. ICSD-3 *International classification of sleep disorders, 3rd ed* 2014. 2. Scammell TE. *N Engl J Med.* 2015. 373:2654-2662. 3. Roth T et al. *J Clin Sleep Med;* 2013. 9:955-96. 4. Jimenez-Corra U et al. Arg *Neuropsiquiatr.* 2009; 67:995-1000. 5. Ruoff C et al. *Curr Med Res Opin.* 2016; 1-12. 6. Ohayon MA. *Psychiatry Res.* 2000; 97:153-164. 7. Sharpless BA, *Neuropsychiatr Dis Treat.* 2016; 12:1761-1767

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Current Narcolepsy Treatments

Excessive Daytime Sleepiness[1,2]

- Wake promoting agents
  - Solriamfetol (Sunosi®)
  - Modafinil / armodafinil
- Stimulants
  - Methylphenidate
  - Amphetamines
- Pitolisant (Wakix™)
- Oxybate (Xyrem™ / Xywav™)

Cataplexy[1,2]

- Oxybate (Xyrem™ / Xywav™)
- Pitolisant (Wakix™)
- *Off-label treatments*:
  - Tricyclic antidepressants
  - Selective serotonin reuptake inhibitors (SSRIs)
  - Selective norepinephrine reuptake inhibitors (SNRIs)

1. Scammell TE. *N Engl J Med.* 2015; 373:2654-2662. 2. Maski K et al. *J Clinical Sleep Medicine.* 2021;17; 1881-1893

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AASM Guidelines Strongly Recommend the use of Solriamfetol in Narcolepsy American Academy of Sleep Medicine (AASM) recently published guidelines for treating central disorders of hypersomnolence1 Solriamfetol is listed as a strong recommendation for treating patients with narcolepsy1 Recommendation based on demonstrated clinically significant improvements in excessive daytime sleepiness (EDS), disease severity, and quality of life1 1. Maski K et al. J Clinical Sleep Medicine. 2021;17; 1881-1893

TONES 2, TONES 5, and SURWEY Clinical Data Sunosi (solriamfetol) – EDS in Narcolepsy

TONES 2 Co-Primary Endpoint: MWT Sleep Latency in Narcolepsy Patients MWT Sleep Latency at Week 12 9.2† LS Mean (SE) Change in Mean Sleep Latency on MWT Week 10.3† 5.6* 1.3 4.7 2.2 9.8† 4.7 2.1 MWT Sleep Latency Over Time Placebo 75 mg 150 mg Solriamfetol 150mg significantly improved wakefulness as early as week 1 and maintained through 12 weeks *P < 0.05 and †P < 0.0001 vs placebo. MWT, maintenance of wakefulness test; LS, least squares; SE, standard error; TONES, Treatment of Obstructive Sleep Apnea and Narcolepsy Excessive Sleepiness. 1. Thorpy MJ, et al. Ann Neurol. 2019; 85(3):359-370

TONES 2 MWT: Effects were maintained through 9 hours Trial 1 (1 hr) Trial 2 (3 hrs) Trial 3 (5 hrs) Trial 4 (7 hrs) Trial 5 (9 hrs) LS Mean (SE) Change From Baseline, Minutes MWT through the Day at Week 12 At week 12, solriamfetol 150 mg significantly increased wakefulness as early as 1 hour Effects were maintained through 9 hours post-dose Placebo 75 mg 150 mg *P < 0.05 and †P < 0.0001 vs placebo. MWT, maintenance of wakefulness test; LS, least squares; SE, standard error; TONES, Treatment of Obstructive Sleep Apnea and Narcolepsy Excessive Sleepiness. 1. Thorpy MJ, et al. Ann Neurol. 2019; 85(3):359-370

TONES 2 Co-Primary Endpoint: ESS Change in Narcolepsy Patients Placebo 75 mg 150 mg ESS at Week 12 Solriamfetol 150mg improved ESS scores as early as week 1 and maintained effect through 12 weeks LS Mean (SE) Change From Baseline in ESS Score ESS Over Time Week *P < 0.05 and †P < 0.0001 vs placebo. ESS, Epworth Sleepiness Scale; LS, least squares; SE, standard error; TONES, Treatment of Obstructive Sleep Apnea and Narcolepsy Excessive Sleepiness. 1. Thorpy MJ, et al. Ann Neurol. 2019; 85(3):359-370

Treatment-Emergent Adverse Events (TONES 2)1 1. Thorpy MJ, et al. Ann Neurol. 2019; 85(3):359-370. 2. Sunosi® (solriamfetol) [Prescribing Information]. TEAE, n (%) Placebo (n = 59) Solriamfetol 75 mg (n = 59) Solriamfetol 150 mg (n = 59) Any TEAE  27 (45.8) 34 (57.6) 47 (79.7) Serious TEAEs 0 0 1 (1.7)  Discontinuations due to TEAEs 1 (1.7)  1 (1.7)  3 (5.1)  Most common TEAEsa Headache 3 (5.1) 6 (10.2) 14 (23.7) Nausea 1 (1.7) 3 (5.1) 6 (10.2) Decreased appetite 1 (1.7) 5 (8.5) 5 (8.5) Nasopharyngitis 3 (5.1) 5 (8.5) 8 (13.6) Dry mouth 2 (3.4) 3 (5.1) 4 (6.8) Anxiety 1 (1.7) 1 (1.7) 3 (5.1) Diarrhea 1 (1.7) 2 (3.4) 3 (5.1) Dyspepsia 0 1 (1.7) 2 (3.4) Dizziness 2 (3.4) 2 (3.4) 1 (1.7) Fatigue 0 0 2 (3.4) Weight decreased 0 1 (1.7) 1 (1.7) Upper respiratory tract infection 1 (1.7) 1 (1.7) 4 (6.8) Insomnia 0 2 (3.4) 0 Constipation 1 (1.7) 3 (5.1) 1 (1.7) Influenza 3 (5.1) 2 (3.4) 1 (1.7) Heart rate increased 0 0 0 Weight Increased 3 (5.1) 2 (3.4) 0 Solriamfetol has a well-established safety and tolerability profile Most common adverse reactions(≥ 5% and greater than placebo) across narcolepsy or OSA studies: headache, nausea, decreased appetite, insomnia, and anxiety2

TONES 5 Open-Label Phase: ESS Scores Over Time (OSA and Narcolepsy)1 Normative range ESS score, Mean ± SD Efficacy was maintained throughout the course of the study as shown by sustained reductions in ESS scores ESS, Epworth Sleepiness Scale; OSA, obstructive sleep apnea; SD, standard deviation; TONES, Treatment of Obstructive Sleep Apnea and Narcolepsy Excessive Sleepiness. 1. Malhotra A et al. Sleep. 2020;43(2):zsz220.

SURWEY: Real World Efficacy in Germany A retrospective chart review of solriamfetol use in narcolepsy patients in Germany found that improvements in ESS scores were seen regardless of solriamfetol initiation strategy1 Efficacy results and adverse events are consistent with those seen in clinical trials1 SURWEY, Solriamfetol Real World Experience Study; ESS, Epworth Sleepiness Scale; SD, standard deviation. 1. Kallweit U, et al. Poster presented at World Sleep. 2022 ESS Scores following Initiation of Solriamfetol 3.7-point improvement 6.1-point improvement 4.3-point improvement 4.1-point improvement

Andrew Krystal, MD Professor of Psychiatry UCSF Weill Institute for Neurosciences San Francisco, CA Excessive Daytime Sleepiness in Obstructive Sleep Apnea

Obstructive Sleep Apnea (OSA) Overview Obstructive Sleep Apnea (OSA) is a common sleep disorder that results from repeated collapse of the upper airway resulting in a drop in oxygen saturation, and fragmented, non-restorative sleep1 Symptoms include: Excessive daytime sleepiness (EDS) Snoring Interrupted breathing Awakenings due to gasping or choking OSA is associated with high morbidity and mortality including hypertension, coronary artery disease, depression, insulin-resistant diabetes, and sleep-related accidents 1. Epstein LJ, et al. J Clin Sleep Med. 2009;5:263-276. Obstructive Sleep Apnea Blocked airway

Current Treatments for OSA

axsome

- Continuous positive airway pressure (CPAP) therapy is the standard of care for the treatment of the upper airway in OSA[1]
  - Other airway modalities such as BiPAP and APAP are commonly used[2,3]
- EDS in OSA often persists despite optimized treatment of the upper airway[4]
- Airway therapies, such as CPAP, are associated with issues of acceptance, adherence, and tolerability[7]
- Wake promoting agents (solriamfetol, modafinil and armodafinil) are FDA approved for EDS in OSA[6]
  - Stimulants are used off label[1,5]

Current treatments[1]
Primary airway therapies • Continuous positive airway pressure (CPAP) • Bilevel positive airway pressure (BiPAP) • Autotitrating positive airway pressure (APAP) • Oral appliances o Mandibular-repositioning appliances o Tongue-retaining devices • Surgical procedures
Behavioral therapies • Weight loss, Exercise • Positional therapy • Avoidance of alcohol/sedatives before bedtime
Adjunctive therapies • Oxygen supplementation • Bariatric surgery
Drug therapies • Wake promoting agents • Stimulants • Topical nasal corticosteroids

OSA, obstructive sleep apnea; EDS, excessive daytime sleepiness. 1. Epstein LJ, et al. J Clin Sleep Med. 2009;5:263-276. 2. Gay PC, et al. Sleep. 2003;26:864-869. 3. Smith I, Lasserson TJ. Cochrane Database Syst Rev. 2009;(4):CD003531. 4. Weaver TE, et al. Sleep. 2007;30:711-719.4.Li Y, et al. Sleep. 2014;37:51-64. 5. Zhu Y, et al. J Neurosci. 2007;27(37):10060-10071. 6. Chest. 2020 Aug;158(2):776-786. 7. Weaver TE, et al. Proc Am Thorac Soc. 2008;5(2):173-178.

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EDS in OSA is Common, persistent, and consequential EDS is a prominent symptom of OSA, occurring in occurring in 87.2% of patients by MSLT1 Residual EDS despite adequate CPAP use is reported in 34 - 65% of patients in clinical studies3,4, and 9 - 22% of patients2,5 in population-based studies Mechanisms underlying persistent EDS are unknown but may involve changes to the brain caused by sleep fragmentation and hypoxia4,5 OSA and EDS in OSA are associated with: An estimated 2-3x increased risk for motor vehicle accidents in individuals with OSA6 A nearly 80% risk of work-related accidents7 Reduced work productivity found in up to 90% of patients with EDS in OSA8 High prevalence of depression and anxiety9 Impairments in attention, memory, and executive functions8 OSA, obstructive sleep apnea; EDS, excessive daytime sleepiness; MSLT, multiple sleep latency test. 1. Seneviratne U, Puvanendran K. Sleep Med. 2004;5(4):339-343 . 2. Gasa M, et al. J Sleep Res. 2013; 22(4):389-397. 3 Koutsourelakis I, et al. Eur Respir J. 2009;34(3):687-693. 4 Weaver TE, et al. Sleep. 2007;30(6):711-719. 5.Pepin J-L, et al. Eur Respir J. 2009;33:1062-1067 . 6. Tregear S, et al. J Clin Sleep Med. 2009;5:573-581. 7. Garbarino S, et al. Sleep. 2016;39:1211-1218. 8. Waldman LT, et al. Sleep. 2018;41:A175. 9. Stepnowsky C, J Clin Sleep Med. 2019; 15(2)235-243

EDS in OSA Estimated Prevalence

axsome



EDS in OSA Estimated Prevalence[1]
Millions of Patients
14
12
10
8
6
4
2
0
12M
5M
2.7M
720K
OSA Prevalence
CPAP Use
OSA Patients with EDS
WPA / Stimulant Use

- 12M estimated diagnosed EDS in OSA patients in 2016 claims analysis[1]
  - Many estimates indicate an even higher prevalence of OSA[2,3]
- 5M of patients had claims showing evidence of CPAP use
- 2.7M of OSA patients estimated to have residual EDS in this analysis[4,5]

EDS, excessive daytime sleepiness; OSA, obstructive sleep apnea; CPAP, continuous positive airway pressure; WPA, wake-promoting agent. 1. Won Cet al. Poster presented at Annual meeting of the Academy of Managed Care Pharmacy. October 2018; Orlando, FL. 2. Young T et al. *WMJ.* 2009;108(5):246. 3. Peppard PE et al, *Am J Epidemiol.* 2013;177(9):1006. 4. Pagel, JF. *Am Fam Physician.* 2009; 79(5):391-396, 5. Young T et al. *N Engl J Med.* 1993; 328:1230-5

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Depression is Common in Patients With EDS in OSA

- In a US cross-sectional study from the 2016 US National Health and Wellness Survey, 62.4% of patients with OSA and EDS reported depression[1]
- In a meta-analysis, the pooled prevalence of OSA in patients with MDD was 36.3% [1-3]



Depression and other comorbidities are common in patients with OSA, particularly those with EDS¹
Depression
High Blood Pressure
High Cholesterol
GERD
Asthma
Atrial Fibrillation
Angina
Unstable Angina
62.4*†
48*
32.2
61.6*
59.4*
24.8
52.3*
51*
22.8
39*†
29.4*
12.8
26.3*†
20.7*
13.2
8.6*
8.4*
1.8
7.8*
6.7*
1.8
6.4*†
4.1*
1.2
OSA with EDS (n=731)
OSA without EDS (n=1,452)
Non-OSA controls (n=86,961)
0
10
20
30
40
50
60
70
% of people reporting

EDS, excessive daytime sleepiness; OSA, obstructive sleep apnea; MDD, major depressive disorder. 1. Gupta MA & Simpson FC. J Clin Sleep Med. 2015;11(2):165-175; 2. Ohayon MM, et al. J Clin Psychiatry. 2003;64:1195-1200; 3. Stubbs B, et al. Journal of Affective Disorders. 2016;197:259-267 4. Stepnowsky C, J Clin Sleep Med. 2019; 15(2)235-243

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Overlapping of Symptoms in OSA and Depression Depression Sadness Anhedonia Agitation Guilt Weight loss OSA Snoring Witnessed apneas Snort arousals OSA and Depression Daytime sleepiness Fatigue/loss of energy Poor concentration Irritability Psychomotor retardation Weight gain Many symptoms of depression and OSA can overlap, causing under-recognition of OSA in psychiatric populations A careful assessment is required to distinguish whether either or both disorders are present1 1. Adapted from Ejaz SM, et al. Innov Clin Neurosci. 2011;8(8):17-25.

Multiple American Psychiatric Association Guidelines Recommend Assessing for OSA “The APA recommends that the initial psychiatric evaluation of a patient include assessment of past or current sleep abnormalities, including sleep apnea”1 “Clinicians should be alert to the possibility of sleep apnea in patients with depression, particularly those who present with daytime sleepiness, fatigue, or treatment-resistant symptoms”2 APA=American Psychiatric Association; OSA=obstructive sleep apnea. 1. American Psychiatric Association. Practice Guidelines for the Psychiatric Evaluation of Adults. 3rd ed. American Psychiatric Association 2016. 2. American Psychiatric Association. Practice Guideline for the Treatment of Patients With Major Depressive Disorder. 3rd ed.. American Psychiatric Association. 2010

TONES 3 Clinical Data Sunosi (solriamfetol) – EDS in OSA

TONES 3: Solriamfetol Improved ESS Scores and MWT Sleep Latency in OSA Patients *P < 0.05 and ***P < 0.0001 vs placebo. Negative change from baseline on ESS denotes improvement. ESS, Epworth Sleepiness Scale; LS, least squares; mITT, modified intention-to-treat; MWT, multiple sleep latency test; OSA, obstructive sleep apnea; SD, standard deviation; SE, standard error. 1. Schweitzer PK, et al. Am J Respir Crit Care Med. 2019; 199(11):1421-1431. 3. Sunosi® (solriamfetol) [Prescribing Information]. TONES 3 ESS Scores1 TONES 3 MWT Sleep Latency1 *** *** * 12.4 (7.2) 12.5 (7.2) 13.1 (7.2) 13.6 (8.1) Baseline MWT (SD) a *** * * 15.6 (3.3) 15.1 (3.4) 14.8 (3.5) 15.1 (3.5) Baseline ESS (SD)

TONES 3 Post-hoc Analysis: Effects of Solriamfetol in Patients with History of Depression TONES 3 ESS Scores1 P-values are nominal. Note: History of depression was identified by the terms "affective disorder", "depression", "depressed mood", "major depression", "postpartum depression", or "seasonal affective disorder" in the complete medical history at screening.*P<0.05; **P<0.01; ***P<0.0001. ESS, Epworth Sleepiness Scale; LS, least squares; SE, standard error. MWT, Maintenance of Wakefulness Test. 1. Krystal A, et al. Data on File (DOF). ** *** *** n=24 n=10 n=20 n=35 n=90 n=46 n=38 n=81 TONES 3 MWT Sleep Latency1 ESS Score LS Mean Change From Baseline (SE) MWT Sleep Latency (min); LS Mean Change From Baseline (SE) n=24 n=10 n=20 n=35 n=90 n=46 n=38 n=81 *** * ** ** *

TONES 3 Post-hoc Analysis: Effects of Solriamfetol in Patients with Concomitant Antidepressant Use


TONES 3 ESS Scores[1]
Concomitant Antidepressant Use
No Concomitant Antidepressant Use
n=21
n=8
n=18
n=32
n=93
n=48
n=40
n=95
ESS Score
LS Mean Change From Baseline (SE)
0
-1
-2
-3
-4
-5
-6
-7
-8
-9
-10
**
***


TONES 3 MWT Sleep Latency[1]
Concomitant Antidepressant Use
No Concomitant Antidepressant Use
MWT Sleep Latency (min)
LS Mean Change From Baseline (SE)
20
15
10
5
0
-5
-10
**
**
***
***
n=21
n=8
n=18
n=32
n=93
n=48
n=40
n=95
Placebo
Solriamfetol 37.5 mg
Solriamfetol 75 mg
Solriamfetol 150 mg

P-values are nominal.
Note: History of depression was identified by the terms "affective disorder", "depression", "depressed mood", "major depression", "postpartum depression", or "seasonal affective disorder" in the complete medical history at screening. *P<0.05; **P<0.01; ***P<0.0001. ESS, Epworth Sleepiness Scale; LS, least squares; MWT, maintenance of wakefulness test; SE, standard error. 1. Krystal A, et al Data on File (DOF).

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TONES 2 (Narcolepsy) & TONES 3 (OSA): Rates of Common TEAEs (≥5% in ≥1 Subgroup)[1]

axsome

Preferred Term, n (%)	Narcolepsy				OSA			
	History of Depression		No History of Depression		History of Depression		No History of Depression	
	Placebo (n=17)	Solriamfetol (n=48)	Placebo (n=42)	Solriamfetol (n=129)	Placebo (n=26)	Solriamfetol (n=85)	Placebo (n=93)	Solriamfetol (n=270)
Any TEAE	10 (59)	40 (83)	17 (40)	81 (63)	11 (42)	57 (67)	46 (49)	184 (68)
Headache	2 (12)	11 (23)	1 (2)	27 (21)	2 (8)	4 (5)	8 (9)	32 (12)
Decreased appetite	1 (6)	8 (17)	0	11 (9)	0	5 (6)	1 (1)	22 (8)
Nausea	1 (6)	7 (15)	0	12 (9)	0	7 (8)	7 (8)	21 (8)
Anxiety	0	5 (10)	1 (2)	4 (3)	0	8 (9)	0	17 (6)
Insomnia	0	4 (8)	0	1 (1)	0	2 (2)	2 (2)	13 (5)
Upper respiratory tract infection	1 (6)	4 (8)	0	1 (1)	0	3 (4)	3 (3)	0
Dry mouth	0	3 (6)	2 (5)	10 (8)	0	7 (8)	2 (2)	9 (3)
Fatigue	0	3 (6)	0	2 (2)	1 (4)	0	1 (1)	4 (2)
Nasopharyngitis	2 (12)	5 (10)	1 (2)	11 (9)	2 (8)	3 (4)	6 (6)	15 (6)

- Adverse event profile was similar between patients with and without a history of depression

Note: History of depression was identified by the terms "affective disorder", "depression", "depressed mood", "major depression", "postpartum depression", or "seasonal affective disorder" in the complete medical history at screening. OSA, obstructive sleep apnea; TEAE, treatment-emergent adverse event. 1. Krystal A, et al.Presented at: APA, the Annual Meeting of the American Psychiatric Association; May 18-22, 2019. Poster P8-054.

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Stephen V. Faraone, PhD Distinguished Professor Departments of Psychiatry & of Neuroscience and Physiology SUNY Upstate Medical University Overview of Attention Deficit Hyperactivity Disorder (ADHD)

The Evidence Base for ADHD is Huge The Consensus Statement and other resources are at: www.ADHDevidence.org Faraone S.V. et al. Neuroscience and Biobehavioral Reviews, 2021, 128:789-818.

What is ADHD?

Main Features of ADHD Diagnosis

(American Psychiatric Association, 2013[1] & 2 other sources[2,3])

- The presence of developmentally inappropriate levels of hyperactive-impulsive and/or inattentive symptoms for at least 6 months.
  - Six or more symptoms in one or both domains required for youth
  - Five or more for adults
- Symptoms occur in different settings (e.g., home and school).
- Some symptoms present prior to age 12.
- Symptoms cause impairments in living.
- No other disorder better explains the symptoms.

1. American Psychiatric Association. *Diagnostic and statistical manual of mental disorders 5th ed.*. Arlington, VA: American Psychiatric Publishing; 2013. 2. World Health Organization, 2018. *International statistical classification of diseases and related health problems (11th Revision)* 3. Yi Z, Jing L. *Guidelines for prevention and treatment of attention deficit hyperactivity disorder in China [M]*. 2015.

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Changes in the Clinical Presentation of ADHD Across the Lifespan Expression of ADHD Symptoms Changes With Time Hyperactivity Easily distracted Makes careless errors Blurts out answers Often interrupts Fails to wait turn Often out of seat Oppositional School failure Inattention Disorganized Fails to plan ahead Forgetful and loses things Difficulty finishing Misjudges time Impulsive decisions Emotional dysregulation Inner restlessness Disorganized Risky behavior Poor self-esteem Difficulty with authority figures and relationships Procrastination Substance use Adolescents Adults Children Wilens T, et al. J Clin Psychiatry. 2004; 65(10):1301–1313.

The Real-World Impact of ADHD on Patients Throughout a patient’s lifetime, ADHD can increase the risk of: Other psychiatric disorders, including depression and suicide Educational underachievement Occupational failure Accidents Criminality Social disability Addictions Faraone, S. V. et al. (2015) Attention-deficit/hyperactivity disorder Nat. Rev. Dis. Primers doi:10.1038/nrdp.2015.20.

Association between ADHD & other Disorders

(Bernardi et al. Psychol Med. 2012 & 6 other sources)

- Many large epidemiologic and clinical studies show that ADHD often co-occurs with other psychiatric disorders, especially:
  - depression
  - bipolar disorder
  - autism spectrum disorders
  - anxiety disorders
  - oppositional defiant disorder
  - conduct disorder
  - eating disorders
  - substance use disorders
- Their presence does not rule out a diagnosis of ADHD

	ADHD (n=807; 2.51%)	General Population (n=33,846; 97,49%)
Any psychiatric disorder	94.98 (92.78-96.54)	64.54 (63.22-65.84)
Any Axis I disorder	92.64 (90.22-94.5)	61.95 (60.52-63.36)
Any Mood Disorder	60.5 (56.41-64.45)	23.13 (22.36-23.91)
Bipolar disorder	33.56 (29.37-38.03)	6.23 (5.88-6.61)
Dysthymia	6.09 (4.41-8.37)	3.36 (3.15-3.6)
Any anxiety disorder	60.74 (56.43-64.9)	27.24 (26.29-28.21)
Specific phobia	35.75 (31.64-40.08)	14.61 (13.89-15.36)
Posttraumatic stress disorder	21.99 (18.55-25.87)	6.02 (5.68-6.38)
Generalized anxiety disorder	25.99 (22.34-30.01)	7.19 (6.77-7.64)
Psychotic disorder	8.81 (6.75-11.41)	2.97 (2.65-3.33)
Any personality disorder	62.79 (58.59-66.81)	20.46 (19.72-21.22)
Schizoid	9.19 (7.14-11.75)	2.91 (2.67-3.17)
Schizotypal	22.42 (19.04-26.21)	3.46 (3.19-3.75)
Narcisistic	25.16 (21.82-28.83)	5.69 (5.31-6.1)
Borderline	33.69 (29.9-37.71)	5.17 (4.83-5.54)
Histrionic	10.74 (8.34-13.72)	1.57 (1.42-1.74)
Antisocial	18.86 (15.8-22.35)	3.46 (3.16-3.78)

1. Bernardi, S., Faraone, S.V. et al., *Psychol Med.* 2012. 42, 875-887; 2. Chen, Q et al. PLoS One 13, 2018; 3. Groenman AP, et al. *J Am Acad Child Adolesc Psychiatry.* 2017; 56(7):556-569; 4. Tung I et al. *Pediatrics.* 2016; 5. Solberg BS et al. *Acta Psychiatr Scand.* 2018;137(3):176-186; 6. Nazar BP et al. *Int J Eat Disord.* 2016; 7. Yao S et al. *Biol Psychiatry.* 2019.

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ADHD is a Common Disorder in Childhood and Adulthood

- Given the population prevalence of ADHD in youth (5.9%)[1] and adults (2.8%)[2], we can compute the number of affected in the USA:
  - 4,307,000 youth
  - 7,232,400 adults
- The prevalence of ADHD has not changed over the past three decades that have data available[3]
- No significant differences in prevalence between North America and Europe, Asia, Africa, South America, and Oceania[3]


11.5 million
Americans with ADHD
4.3 million
Youth
7.2 million
Adults

1. Willcutt EG. *Neurotherapeutics.* 2012;9(3):490-499. doi:10.1007/s13311-012-0135-8. 2. Fayyad J, et al. 2.*Atten Defic Hyperact Disord.* 2017;9(1):47-65. 3. Polanczyk GV, et al. Int J Epidemiol. 2014;43(2):434-442.

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Fronto-striatal and Fronto-parietal Networks in ADHD Under-activation of fronto-striatal and fronto-parietal networks consistent with impaired goal-directed executive processes Under-activation of frontal control over the limbic system consistent with the emotional dysregulation seen in ADHD Faraone, S. V. et al. Attention-deficit/hyperactivity disorder. Nat. Rev. Dis. Primers. 2015.

Lower activation of the ventral striatum in ADHD in anticipation of reward leads to poor executive control over reward regulation Under-activation of ventral attention networks leads to poor executive control of attention to behaviorally relevant external stimuli Fronto-striatal and Fronto-parietal Networks in ADHD Faraone, S. V. et al. Attention-deficit/hyperactivity disorder. Nat. Rev. Dis. Primers. 2015

The medicines that treat ADHD work in the pathways implicated by neuroimaging studies ADHD Medications and the Brain Networks Implicated in ADHD Faraone, S. V. et al. Attention-deficit/hyperactivity disorder. Nat. Rev. Dis. Primers. 2015

Current Treatments for ADHD

Current Treatment Approach to ADHD 50% discontinuation after six months leads to low response rates Faraone, S. V. et al. Attention-deficit/hyperactivity disorder. Nat. Rev. Dis. Primers. 2015.

Medications Approved by FDA for ADHD FDA-Approved Stimulants Methylphenidate and Amphetamine IR and ER formulations Duration range 4 to 16 hours Liquid and chewable forms available FDA-Approved Non-Stimulants Atomoxetine (NET reuptake inhibitor) Extended-release Viloxazine (NET and DAT reuptake inhibitor; possibly SERT too) Alpha-2 Agonists Extended-release Guanfacine Extended-release Clonidine NET, norepinephrine transporter; DAT, dopamine transprter; SERT, serotonin transporter.

Magnitude of Treatment Effects (Faraone & Antshel, Child Psych Clinics, 2014) Faraone SV, Antshel KM. Child Adolesc Psychiatr Clin N Am. 2014;23(4):965-72. ADHD Treatment Effect Sizes (Larger is Better) Red box indicates statistical significance in meta-analyses

Psychopharmacology of ADHD: Unmet Needs

Psychopharmacology of ADHD: Unmet Needs Stimulants Schedule II controlled substances Misuse, abuse and diversion risk Irritability/rebound phenomena; Loss of ‘sparkle’ Non-Stimulants Low effect sizes for all Clonidine and guanfacine: sedation, lack of data in adults with ADHD Atomoxetine: black box for suicidality, nausea All Medications for ADHD Non-adherence Emotional dysregulation Executive dysfunction

ADHD Summary ADHD is a common, impairing disorder in children and adults ADHD is caused by the confluence of many genetic and environmental risk factors Pathophysiologic studies of ADHD implicate dopaminergic and noradrenergic circuits in the brain Many treatments are available, but many unmet needs exist

Ongoing and Planned Clinical Development of Solriamfetol Amanda Jones, PharmD Senior Vice President Clinical Development

Clinical Development of Sunosi in ADHD Evaluation of Effect of Sunosi on Cognition Investigator Initiated Trials in Other Indications

Development of Solriamfetol for the Treatment of ADHD* *Solriamfetol is not approved by FDA to treat ADHD. Safety and effectiveness have not been established. Rationale for Developing Sunosi in ADHD Dopamine (DA) and norepinephrine (NE) have been implicated in the pathophysiology of ADHD1 Sunosi (solriamfetol) is a DA and NE reuptake inhibitor2 Potentially Attractive Product Profile for ADHD Non-stimulant medication with low abuse potential (schedule IV)2 Once-daily dosing with half-life of 7.1 hours2 Well-established safety and tolerability profile2 1. Faraone et al. Biol Psychiatry. 2005 Jun 1;57(11):1313-23. 2. Sunosi (solriamfetol) [prescribing information]. Preparations for IND filing Ongoing Initiate Phase 2/3 Adult ADHD trial 4Q 2022 Adult ADHD top-line results expected 2H 2023 Pediatric ADHD studies Planned

Solriamfetol for ADHD*: Planned Clinical Trial

Randomized, Double-blind, 4-week, Placebo-controlled Study to Evaluate the Efficacy and Safety of Solriamfetol in Adults with ADHD


Screening
Up to 4 weeks
Treatment Period
4 weeks
Follow up
1 week
Randomization
(1:1)
n=100
n=100
Solriamfetol
(titrated to 150 mg once daily)
Placebo
(once daily)
Follow up
Visit

Primary Endpoint

- Change from Baseline in the Adult ADHD Investigator Symptom Report Scale (AISRS) at Week 4

Key Eligibility Criteria

- Adults, aged 18 to 55 inclusive.
- Primary diagnosis of ADHD (inattentive, hyperactive, or combined subtype) using DSM-5 criteria and confirmed via the clinician administered ACDS

*Solriamfetol is not approved by FDA to treat ADHD. Safety and effectiveness have not been established.

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Evaluation of Effects of Sunosi on Cognition in Patients with EDS with OSA OSA and EDS in OSA are associated with impairments in attention, memory, and executive functions1,2 About 40% of OSA patients (with or without positive airway pressure use) complain of cognitive difficulties3 Cognitive difficulties are 1 of the top 5 symptoms that have a severe or moderate impact on patients’ daily activities3 The decrease in cognitive function in patients with OSA impacts work performance and social functioning and increases the risk for occupational and motor vehicle accidents4,5 Axsome is evaluating the impact of solriamfetol on cognitive outcome measures in patients with EDS associated with OSA plus impaired cognitive function in the SHARP study. 1. Naismith, et al. Journal of Clinical and Experimental Neuropsychology. 2004 Jan 1;26(1):43-54; 2. Beebe and Gozal. Journal of Sleep Research. 2002 Mar;11(1):1-6. 3. American Sleep Apnea Association (ASAA). AWAKE Sleep Apnea, 2018; 1-88, 4. Garbarino S, et al. PLoS One. 2016; 11(11). 5. Garbarino S, et al. Chest. 2015;148(5):e166

SHARP Study: Evaluating the Effect of Solriamfetol on Cognition Solriamfetol (titrated to 150 mg) Placebo Placebo Solriamfetol (titrated to 150 mg) Randomization (1:1) Period 1 2 weeks Washout 1 week Period 2 2 weeks Follow up 1 week Follow up Visit Screening Up to 4 weeks Randomized, Double-blind, 2-week Cross-over Study to Evaluate the Effects of Solriamfetol on Cognition in Patients with EDS and OSA Primary Endpoint Change from Baseline in the Digit Symbol Substitution (DSST) from Baseline to Week 2 Key Eligibility Criteria Adults (18-65) with OSA and EDS Impaired cognitive function Status Top-line data anticipated in Q3 2022 Solriamfetol is not approved by FDA to improve cognition or treat cognitive impairment and the condition under study is investigational. Safety and effectiveness have not been established.

Investigator Initiated Trials

Research Focus	Study Type	Institution	Status
Solriamfetol in Binge Eating Disorder*	Clinical	Lindner Center of HOPE	Active
Solriamfetol in Adult ADHD*	Clinical	Massachusetts General Hospital	Active
Solriamfetol in Shift Work Disorder	Clinical	Brigham & Women's	Active
Solriamfetol in Myalgic Encephalomyelitis* / Chronic Fatigue Syndrome*	Clinical	Rochester Center for Behavioral Medicine	Active
Solriamfetol for Post-Stroke Wakefulness and Recovery*	Clinical	Global Neurosciences Institute	Active
Solriamfetol in Conjunction with CBTI in Insomnia Disorder*	Clinical	University of Pennsylvania	Approved
Solriamfetol for EDS and Fatigue in Multiple Sclerosis*	Clinical	Johns Hopkins University	Approved
Daytime Sleepiness	Observational	University of Arizona	Complete
EDS in OSA Patient Symptoms	Observational	University of California San Diego	Complete
EDS in OSA Neuroimaging	Observational	University of Miami	Active
Pathophysiology of Narcolepsy w/ Cataplexy	Lab	Sleep Wake Centre SEIN	Active
Solriamfetol: Mechanism of Action	Preclinical	Centre de Recherche en Neurosciences de Lyon	Active

*Solriamfetol is not approved by FDA to treat conditions under study that are investigational. Safety and effectiveness have not been established.

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Clinical Development Summary The pharmacology of solriamfetol is relevant to multiple new potential indications Near and intermediate term clinical development milestones for solriamfetol include: SHARP study in cognition results, 3Q 2022 Phase 3 Adult ADHD trial initiation, 4Q 2022

Q&A

Commercial Update Lori Englebert, MBA Executive Vice President Commercial and Business Development

Acquisition Update U.S. portion of Sunosi acquisition from Jazz Pharmaceuticals was completed on May 9th Axsome ensured no disruption and patient continuity through the U.S. transition Conveyed sales reps were trained and operational within 48 hours of deal close Axsome is utilizing our first-in-class Digital Centric Commercialization™ platform to increase reach and optimize targeting EU close expected in 2H 2022

Narcolepsy with EDS U.S. Opportunity U.S. Individuals with Narcolepsy5 2021 100% of narcolepsy patients have EDS ~50% of people living with narcolepsy are undiagnosed Orphan condition ~185 thousand people in the U.S. have Narcolepsy1-4 1. National Institute of Neurologic Disorders and Stroke. Narcolepsy Fact Sheet. NIH Publication No. 17-1637. 2. Acquavella J et al. J Clin Sleep Med. 2020; 16.1255 1263. 3. Narcolepsy Network. Narcolepsy Fast Facts. Accessed June 2022. 5. Symphony Health April 2022

OSA with EDS U.S. Opportunity


~22 million
Americans or ~10% of U.S. adults have moderate to severe sleep apnea[1,2]

U.S. Individuals with OSA[3]
2021


Diagnosed; Drug treated 0.8M
Undiagnosed 10M
Diagnosed; Not treated 11M

- Large population with up to 87%[2] experiencing EDS
- Severely under-treated – only 6% treated

1. Peppard AE, et al. Increased Prevalence of Sleep-Disordered Breathing in Adults. Am J Epidemiol. 2013;177(9):1006-1014.; 2.Seneviratne U, Puvanendran K. Sleep Med. 2004;5(4):339-343.; 3. Symphony Health 2021

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Differentiated Profile with Strong Efficacy and Prescriber Satisfaction 1st and only DNRI approved for EDS in narcolepsy and OSA 82% improvement in wakefulness in OSA vs. 0% for placebo at week 121,3 118% improvement in wakefulness in narcolepsy vs. 5% for placebo at week 122,3 90% of Sunosi-treated OSA patients reported improvement (PGI-C) Once-daily dosing improves wakefulness through 9 hours at week 12 Efficacy similar regardless of baseline airway therapy adherence Well-established safety and tolerability profile Schedule IV – low abuse potential 99% of Prescribers would recommend Sunosi to their peers4 1. At 150mg dose, absolute change of 11.0; 2. At 150mg dose, absolute change of 9.8; 3. Based on MWT = Maintenance of Wakefulness Test; 4. Internal market research

Strong Market Access Position 96% of Commercial Lives covered Sunosi has broad payer coverage with 96% of commercial lives covered 83% of all lives are covered (commercial plus Medicare and Medicaid) Sunosi has a robust patient support program including prior authorization support and copay assistance

Source: Symphony Health nTRx (Normalized TRx) = (Number of pills in a prescription/30) Weekly Prescriptions Since Launch SUNOSI Weekly nTRx Performance July 5, 2019 through June 17, 2022 COVID Restrictions Transition (Mar 28th – May 9th) Sunosi scripts were maintained during the transition period and recently reached an an all-time high ~21k patients currently on therapy; >9k cumulative writers since launch 2,688 w/e Jun 17

Growth Potential for Sunosi in EDS in OSA and Narcolepsy is Significant 95,000 7% Patient Share Source: Symphony Health Apr 2022 800,000 2% Patient Share

Psychiatrists Treat the Vast Majority of Specialist-treated OSA and Narcolepsy Patients % of OSA and Narcolepsy Patients Treated by Specialists Source: Symphony Health April 2022 40% of patients with OSA treated by psychiatrists are on pharmacotherapy vs. 3% for PCPs % of OSA and Narcolepsy Patients treated by HCPs ~900k drug treated patients

Expand opportunity with Psychiatrist by leveraging synergies with AXS-05 MDD targets Target highest potential prescribers Build on strong launch foundation laid in both OSA and Narcolepsy 4 3 2 EDS = excessive daytime sleepiness, OSA = obstructive sleep apnea Commercialization Strategy 1  5  Deploy Axsome’s Digital Centric Commercialization (DCC™) platform for more effective and efficient engagements Grow the market by increasing educational efforts for HCPs and Patients around OSA diagnosis Expand opportunity with PCPs through patient activation efforts and by leveraging synergies with other Axsome field teams

Financial Update Nick Pizzie, MBA Chief Financial Officer

Sunosi Performance Since Launch Commercial strategy and market potential expected to contribute to continued growth 9.1 8.6 Sunosi Quarterly Net Sales 2019 2020 2021 Q1 2022 US $3.7M $26.7M $51.7M $13.5M EU - $1.6M $6.2M $2.4M Total $3.7M $28.3M $57.9M $15.9M In $M USD 15.9 18.8 15.8 12.1 11.6 8.7

Potential Sunosi U.S. Peak Sales for EDS in Narcolepsy or OSA Market Growth through Promotional Efforts Designed to: Increase market share of Sunosi in EDS in OSA Increase market share of Sunosi in EDS in Narcolepsy Disease Education Efforts for HCPs and Patients Designed to: Increase EDS in OSA treatment rates $300-500 M Potential Sunosi U.S. Peak Net Sales for EDS in Narcolepsy or OSA

ADHD Potential U.S. Opportunity 1% ≈ $900Mb 103 Million annual ADHD Rx’s dispensed in the U.S.a a2018 U.S. Rx’s for ADHD – adult and pediatric (Source: IQVIA Institute, Medicine Use and Spending in the U.S., May 2019), grown 1.1%/year to estimated Year 5 of potential launch. bResulting potential estimated Gross Sales for Sunosi per market share point.

Sunosi Has Substantial Revenue Potential in Current and Potential Future Indications >$1 billion peak potential with current and potential future indications Growth in EDS EDS in Narcolepsy or OSA Potential New Neuroscience Indications

Sunosi Financial Update Wholesaler Acquistion Cost (WAC) and Gross to Net (GTN) WAC - $755 for 75mg and 150mg Tablets (30 days supply) Axsome Sales commenced on deal closing (May 9, 2022) GTN – expected to be approximately 50% (potentially favorable in Q2 2022) Gross Margin Expected to be in the mid-upper 70%’s Includes COGS and associated royalties to Jazz, SK Biopharmaceuticals and Aerial BioPharma Acquired existing inventory in the transaction Financial Impact Small loss in 2022, US operations expected to be accretive in 2023 Includes development of ADHD indication and Post Marketing Requirements Favorable Tax Jurisdiction IP acquired from Jazz was domiciled ex-US and continues to remain ex-US Ex-U.S. IP and manufacturing operations result in significant operational and financial savings Axsome’s Cumulative Net Operating Losses will be utilized to offset Sunosi income for foreseeable future

Q&A